EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 (No. 333-140898) of our report dated April 9, 2009 relating to the consolidated financial statements which appear in this Annual Report on Form 10-K/A.

/s/ WHITLEY PENN LLP Dallas, Texas
April 9, 2009